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                                                                    Exhibit 5.1

                          EPSTEIN BECKER & GREEN, P.C.




                                                      August 11, 1997

Discas, Inc.
567-1 South Leonard Street
Waterbury, CT 06708

     Re:  Registration Statement on Form SB-2
          Discas, Inc.
          ------------

Ladies and Gentlemen:

     We have acted as counsel to Discas, Inc., a Delaware corporation (the "Company"), in connection with the Company's registered public offering (the "Public Offering") of 920,000 shares of the Company's common stock, $.0001 par value per share (the "Common Stock") and 920,000 redeemable common stock purchase warrants of the Company (the "Warrants") pursuant to a Registration Statement dated May 6, 1997, Amendment No. 1 thereto dated July 2, 1997, Amendment No. 2 thereto dated July 24, 1997 and Amendment No. 3 thereto dated August 12, 1997, respectively (Registration No. 333-26543) (the "Registration Statement") and the Prospectus dated August 13, 1997 (the "Prospectus") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to:

     1. 920,000 shares of Common Stock (including 120,000 shares of Common Stock which the Underwriters have the option to purchase to cover over-allotments);

     2. 920,000 Warrants (including 120,000 Warrants which the Underwriters have the option to purchase to cover over-allotments) to purchase one share of Common Stock for $6.25 (together with such indeterminate number of additional securities as may be issued pursuant to the anti-dilution provisions of the Warrants, pursuant to Rule 416(a));

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Discas, Inc.
August 11, 1997
Page 2

     3. 920,000 shares of Common Stock issuable upon the exercise of the the Warrants set forth in 2 at a price of $6.25 per share of Common Stock;

     4. 80,000 "Underwriters' Warrants" to purchase 80,000 shares of Common Stock and 80,000 Warrants;

     5. 80,000 shares of Common Stock issuable upon the exercise of the Underwriters' Warrants set forth in 4 at a price of $8.25 per share of Common Stock;

     6. 80,000 Warrants issuable upon the exercise of the Underwriters' Warrants set forth in 4 at a price of $.165 per Warrant (together with such indeterminate number of additional securities as may be issued pursuant to the anti-dilution provisions of the Warrants and the Underwriters' Warrants pursuant to Rule 416(a));

     7. 80,000 shares of Common Stock issuable upon the exercise of the Warrants set forth in 6 at a price of $6.25 per share of Common Stock;

     8. 800,000 redeemable common stock purchase warrants held by selling securityholders (the "Selling Securityholder Warrants") to purchase one share of Common Stock for $6.25 (together with such indeterminate number of additional securities as may be issued pursuant to the anti-dilution provisions of the Selling Securityholder Warrants, pursuant to Rule 416(a)); and

     9. 800,000 shares of Common Stock issuable upon the exercise of the Selling Securityholder Warrants set forth in 8 at a price of $6.25 per share of Common Stock.

     We have examined copies of said Registration Statement and the Exhibits thereto under the Act. We have conferred with officers of the Company and have examined the originals, or photostatic, certified or conformed copies, of such records of the Company, certificates of officers of the Company, certificates of public officials, and such other documents as we have deemed relevant and necessary, as a basis for the opinions set forth herein. In connection with such examinations, we have assumed the authenticity of all documents submitted to us as originals or duplicate originals, the conformity to original documents of all document copies, the authenticity of the respective originals of such latter documents, and the correctness and completeness of such certificates. Finally we have obtained from officers of the

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Discas, Inc.
August 11, 1997
Page 3

Company such assurances as we have considered necessary for the purposes of this opinion.

     On the basis of the foregoing, and such other matters of fact and questions of law as we have deemed relevant in the circumstances, and in reliance thereon, it is our opinion that:

     1. The authorized capital of the Company consists of 20,000,000 shares of Common Stock, $.0001 par value per share, and (ii) 5,000,000 shares of Preferred Stock , $.01 par value per share; and

     2. The issuance of the shares of Common Stock, the Warrants and the Underwriters' Warrants have been duly authorized by the Board of Directors of the Company, and the issuance of the shares of Common Stock underlying the Warrants (including those underlying the Underwriters' Warrants) and the Selling Securityholder Warrants has been duly authorized by Board of Directors of the Company, and upon payment therefor and payment of the exercise price of the Warrants, the Selling Securityholder Warrants and the Underwriters' Warrants as provided for in the Prospectus, all of the aforementioned shares of Common Stock will be validly issued, fully paid and non-assessable.

     The undersigned hereby consent to the use of their name in the Registration Statement and in the Prospectus forming a part of the Registration Statement, and to references to this opinion contained therein under the caption of the Prospectus entitled "Legal Matters."

     This opinion is limited to the matters herein.


                                            Very truly yours,


                                            EPSTEIN BECKER & GREEN, P.C.


                                            By: /s/ Joseph A. Smith
                                                -------------------
                                                Joseph A. Smith